                                       COURTYARD BY MARRIOTT LIMITED PARTNERSHIP


                                  AGREEMENT OF SALE

The undersigned Limited Partner, and/or Assignee Holder or Unit Holder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Palm Investors, LLC, a Delaware limited liability company ("Palm" or the "Purchaser"), all of the Seller's right, title and interest in Units (as defined below) in Courtyard by Marriott Limited Partnership (the "Partnership") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated May 26, 1998 (the "Offer") for a purchase price of $85,000 per Unit, less the amount of any distributions declared or paid from any source by the Partnership with respect to the Units after May 15, 1998, without regard to the record date or whether such distributions are classified as a return on, or a return of, capital. "UNITS" MEANS, THE INTEREST OF A LIMITED PARTNER AND INCLUDES, WITHOUT LIMITATION, ALL OF SELLER'S RIGHTS TO CLAIMS, DAMAGES, RECOVERIES, AND CAUSES OF ACTION ACCRUING TO THE BENEFIT OF SELLER WITH RESPECT TO SELLER'S PURCHASE AND/OR OWNERSHIP OF THE UNITS. Cash payment will be made after the Expiration Date and within 5 business days after written confirmation that Palm has been admitted as a Substitute Limited Partner, as that term is defined in the current Agreement of Limited Partnership, as to the Units to be purchased from Seller.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Units and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Units.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Units with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Seller as a Unitholder and/or Limited Partner of the Partnership, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units, (iii) deliver the Units and transfer ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after May 15, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all benefits and distributions and amend the books and records of the Partnership, including Seller's address and record, to direct distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Units. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD TO PALM INVESTORS, LLC, C/O ARLEN CAPITAL, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108, AND (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION TO BE RECEIVED BY SELLER TO PALM INVESTORS, LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

Seller and Purchaser do hereby release and discharge the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Partnership and the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units. Palm reserves the right to amend or extend the offer at any time without further notice to the Limited Partners.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.
The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Units set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Units to the Purchaser.

                                       COURTYARD BY MARRIOTT LIMITED PARTNERSHIP

By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to withdraw as a Limited Partner as to the Units referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such withdrawal, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Limited Partner.

IN WITNESS WHEREOF the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.

Print Name of Limited Partner (as it appears on the investment)

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Print Name and Capacity of Authorized Signatory (if other than above)

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Seller's Signature
MEDALLION GUARANTEE
(Medallion Guarantee for EACH Seller's signature)


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Joint Seller's Signature
MEDALLION GUARANTEE
(Medallion Guarantee for EACH Seller's signature)


                                   Investor I.D. Number
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                                   Home Telephone Number
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                                   Office Telephone Number
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                                   Mailing Address
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                                   City, State, Zip Code
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                                   State of Residence
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                                   Social Security/Tax ID No.
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                                   Date
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               $85,000             Sales Price per Unit
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                                   Number of Units to be sold
                        --------   OR
                            / /    Check here if you wish to sell ALL your units


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     ------- FOR INTERNAL USE ONLY -------

  ACCEPTED:
  PALM INVESTORS, LLC
  By: Its Manager, Arlen Capital, LLC


  By:
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     YOU MUST MAIL EXECUTED ORIGINAL TO PURCHASER:
     Palm Investors, LLC
     1650 Hotel Circle North, Suite 200
     San Diego, California 92108

PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS REGARDING THE SALE OF YOUR UNITS.


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                      INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

ALL SIGNATURES MUST BE MEDALLION GUARANTEED
BENEFICIAL OWNER OF RECORD SHOULD:
1.   COMPLETE and SIGN Agreement.
2.   Have your signature Medallion Guaranteed by your Bank or Broker.
3.   Indicate Number of Units Owned and/or To Be Sold.
4.   Return Agreement in Envelope Provided.

JOINT OWNERSHIP
Please have ALL owners of record sign Agreement, and SEPARATELY Medallion Guarantee each signature.

IRA/KEOGH
1.   Beneficial owner must sign Agreement.
2. Provide Custodian information. (i.e. Name, Company Name, Address, Phone No. and Account No.)
3.   Palm will obtain the Medallion Guarantee of Custodian Signature.


DEATH
If any owner is deceased, please enclose a certified copy of Death Certificate. If Ownership is OTHER than Joint Tenants
With Right of Survivorship, please provide Letter of Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).


CORPORATION
Corporate resolution required showing authorized signatory.


TRUST, PROFIT SHARING OR PENSION PLAN
Please provide title, signature, and other applicable pages of
Trust Agreement showing authorized signatory.
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